Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of May 13, 2024 by and between Petco Health and Wellness Company, Inc., a Delaware corporation (the “Company”), GSSB Corporation, an Ontario corporation (the “Purchaser”), and solely for purposes of Article IV of this Agreement, Scooby Aggregator, LP, a Delaware limited partnership (“Scooby Aggregator”).

RECITALS

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) as more fully described in this Agreement (the “Purchase”).

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Active Employment” or “Actively Employed” means the period during which Murphy performs work for the Company or any of its Subsidiaries, and shall be deemed to include (i) any period of paid time off or other approved leave of absence, and (ii) if applicable, any period constituting the minimum notice of termination period that is required to be provided to him pursuant to the ESA. For certainty, “Active Employment” or “Actively Employed” shall be deemed to exclude any other period that follows or ought to have followed the later of (A) the end of the applicable ESA notice period or (B) or the last day that he performs work for the Company or its affiliate (including any period of paid time off or approved leave of absence), whether that period arises from a contractual or common law right.

“Active Engagement” or “Actively Engaged” means the period in which Murphy is not an employee of the Company or any of its Subsidiaries but provides services to the Company or any of its Subsidiaries. For certainty, “Actively Engaged” shall exclude any period that follows, or ought to have followed, Murphy’s last day of providing services to the Company or any of its Subsidiaries, including at common law.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Purchased Shares on the Closing Date pursuant to Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“ESA” means the Ontario Employment Standards Act, 2000 as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” means any event pursuant to which: (a) the Company effects (i) any merger of the Company with (but not into) another Person, in which shareholders of the Company immediately prior to such transaction own less than a majority of the outstanding shares of the surviving entity or (ii) any merger or consolidation of the Company into another Person; (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions; (c) any take-over bid, tender offer or exchange offer approved or authorized by the Board of Directors is completed pursuant to which holders of at least a majority of the outstanding shares of the Class A Common Stock deposit (and have taken up), tender or exchange their shares for other securities, cash or property; or (d) the Company effects any reclassification of the Class A Common Stock or any compulsory share exchange pursuant to which shares of the Class A Common Stock are effectively converted into or exchanged for other securities, cash or property.

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (a) effects caused by changes or circumstances affecting general market conditions in the U.S. or other applicable economy or which are generally applicable to the industry or industries in which the Company and its Subsidiaries operate (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes), provided that such effects are not borne disproportionately by the Company and its Subsidiaries relative to other companies in the industry or industries in which the Company and its Subsidiaries operate; (b) any change in laws, regulatory policies, accounting standards or principles first announced after the date hereof; (c) effects caused by earthquakes, floods, hurricanes, wildfires or other large-scale natural disasters, hostilities, acts of war, civil unrest, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, civil unrest, sabotage or terrorism or military actions existing as of the date hereof; (d) any failure to meet internal or published budgets or projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period; or (e) a decline in the trading price or trading volume of the Class A Common Stock; provided, however, with respect to clauses (d) and (e), that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded.

“Murphy” means Glenn Murphy, an individual and the sole shareholder of the Purchaser.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Per Share Purchase Price” means $1.70.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration” means registration under the Securities Act of the offer and sale of shares of Class A Common Stock under a Registration Statement. The terms “register,” “registered” and “registering” shall have correlative meanings.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

“Registrable Securities” means the Purchased Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (y) such securities shall have been transferred pursuant to Rule 144, or (z) such securities shall have ceased to be outstanding.

“Representatives” means, with respect to Murphy, Murphy’s affiliates and Murphy’s and Murphy’s affiliates’ respective partners, managers, directors, officers, employees, investment professionals, potential debt and equity financing sources, representatives, and agents (including, without limitation, attorneys, accountants, consultants and financial advisors).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Separation Date” means the date that is the later of (i) the date of termination of Murphy’s Active Employment and (ii) the date of termination of Murphy being Actively Engaged as a member of the Board of Directors, in each case, whether such termination is made by the Company or Murphy for any reason.

“Shelf Registration Statement” means a Registration Statement filed with the SEC pursuant to Rule 415 under the Securities Act.

“Subsidiary” means any corporation, limited liability company, partnership, trust or other entity which is then in existence and which is, directly or indirectly, controlled by the Company, and shall, where applicable, include any such entity formed or acquired after the date hereof.

“Transaction Documents” means this Agreement, the Lock-Up Agreement and schedules and exhibits attached hereto and thereto.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent for the Class A Common Stock, with a mailing address of 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660, and any successor transfer agent of the Company.

Section 1.2 Interpretation. In this Agreement, unless the express context otherwise requires: (a) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” refer to the Exhibits annexed hereto; (c) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (d) references to a “third party” mean a Person not a party to this Agreement; (e) the terms “dollars” and “$” means U.S. dollars; and (f) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

Article II

PURCHASE AND SALE

Section 2.1 Closing.

(a) Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, 1,470,589 shares of the Class A Common Stock (the “Purchased Shares”), at the Per Share Purchase Price, for an aggregate purchase price of $2,500,001.30 (the “Purchase Price”).

(b) The Closing of the purchase and sale of the Purchased Shares shall take place on May 13, 2024 (the “Closing Date”) remotely by electronic means as the parties may mutually agree.

(c) Except as may otherwise be agreed to between the Company and the Purchaser, on the Closing Date:

(i) The Purchaser shall (1) wire the Purchase Price, in US Dollars and in immediately available funds, to a bank account designated in writing by the Company, (2) deliver or cause to be delivered to the Company an executed Lock-Up Agreement (the “Lock-Up Agreement”) substantially in the form set forth on Schedule A hereto, (3) deliver or cause to be delivered to the Company an executed Accredited Investor Certificate, including the Risk Acknowledgement Form (the “Accredited Investor Certificate”) substantially in the form set forth on Schedule B hereto and (4) provide the Company any other information that is reasonably requested in order for the Company to (x) issue the Purchased Shares, including, without limitation, a duly executed Internal Revenue Service Form W-9 or W-8, as applicable, and (y) complete and file Form 45-106F1 – Report of Exempt Distribution.

(ii) The Company shall instruct the Transfer Agent to deliver the Purchased Shares to the Purchaser in book entry form.

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants, as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser as follows:

(a) Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it, and to enter into, deliver and perform its obligations under this Agreement.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Purchased Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required in connection therewith. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (assuming the due authorization, execution and delivery thereof by the Purchaser), except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Purchased Shares) do not and will not: (i) conflict with or violate any provisions of the Company’s articles of incorporation or bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) conflict with or violate any statute or judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a Material Adverse Effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(d) Issuance of the Shares. The Purchased Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable. Assuming in part the accuracy of each of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Purchased Shares is exempt from registration under the Securities Act and the prospectus requirements under applicable Canadian securities laws, but subject to resale restrictions contained in applicable Canadian securities laws.

(e) Listing and Maintenance Requirements. The issued and outstanding shares of the Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

Section 3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants, as of the date hereof, to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of Ontario. Murphy is the sole shareholder of the Purchaser and holds all voting power and dispositive power with respect to any assets held by the Purchaser. The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company action. Each Transaction Document to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms (assuming the due authorization, execution and delivery thereof by the Company), except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby, will not: (i) result in a violation of the organizational documents of the Purchaser; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Investment Intent. The Purchaser understands that the Purchased Shares are: (i) “restricted securities” within the meaning of Rule 144 and have not been registered under the Securities Act or any applicable state securities law; (ii) not qualified for distribution; and (iii) subject to resale restrictions contained in applicable Canadian securities laws. The Purchaser is acquiring the Purchased Shares as principal for its own account and not with a view to, or for offering or reselling in connection with, any distribution of such shares or any part thereof in violation of the Securities Act, applicable Canadian securities laws or any applicable state or provincial securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Purchased Shares to or through any Person. The Purchaser acknowledges and agrees that the Purchaser is solely responsible (and that the Company is not in any way responsible) for the compliance with resale restrictions under applicable Canadian securities laws. There is no Person acting or purporting to act on behalf of the Purchaser in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.

(d) Purchaser Status. At the time the Purchaser was offered the Purchased Shares, it was, and at the date hereof it is: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act and under applicable Canadian securities laws pursuant to paragraph (t) of the definition of “accredited investor” found in National Instrument 45-106 Prospectus Exemptions; and (ii) not an “insider” of the Company (within the meaning of the Exchange Act). The Purchaser represents that the Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this Section 3.2(d) and in completing the Accredited Investor Certificate and agrees to notify the Company if the Purchaser becomes aware of any fact arising prior to the Closing that makes the representation given by the Purchaser in this Section 3.2(d) or in the Accredited Investor Certificate inaccurate.

(e) General Solicitation. The Purchaser is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Class A Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information; No Other Representations. The Purchaser acknowledges that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. The Purchaser acknowledges that it has not been provided with a prospectus, an offering memorandum or any other document in connection with its purchase of the Purchased Shares and the decision to purchase the Purchased Shares and execute this Agreement has not been based upon any verbal or written representation made by or on behalf of the Company (except for the representations and warranties of the Company set forth in the Transaction Documents) or any employee or agent of the Company and has been based entirely upon this Agreement.

(h) Independent and Voluntary Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase the Purchased Shares pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares. The Purchaser acknowledges that an investment in the Purchased Shares is not without risk, and the Purchaser may lose its entire investment. The Purchaser’s purchase of the Purchased Shares is voluntary, and the Purchaser has not been induced to participate by expectation of engagement, appointment, employment or continued engagement, appointment or employment, as applicable.

(i) Reliance on Exemptions. The Purchaser understands that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the prospectus and registration requirements of U.S. federal and state securities laws and applicable Canadian securities laws, and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Purchased Shares.

(j) No Governmental Review. The Purchaser understands that no U.S. federal or state agency, no Canadian securities regulatory authority or any other government or governmental agency has passed on, expressed an opinion in respect of or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

(k) Dealer Registration. The Purchaser is not engaged in the business of trading in securities or exchange contracts as a principal or agent and does not hold itself out as engaging in the business of trading in securities or exchange contracts as a principal or agent, or is otherwise exempt from any requirements to be registered as a dealer under any applicable laws.

(l) OFAC, Source of Funds. The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, the Russia Related Sanctions Programs each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, or the covered regions of Ukraine, including Crimea, the Donetsk People’s Republic, and the Luhansk People’s Republic, or any other country or territory embargoed or subject to comprehensive trade restrictions by the United States, the United Kingdom, the European Union or any European Union individual member state, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser further represents and warrants that the monies used to fund the Purchaser’s investment in the Purchased Units have not been and will not be directly or indirectly derived from or related to activities that may contravene U.S. federal, state or non-U.S. laws or regulations, including but not limited to money laundering activities, and the proceeds from the Purchaser’s investment in the Purchased Units will not be used to finance any illegal activities under U.S. law or the law of any other jurisdiction. The Purchaser shall promptly notify the Company if the Purchaser discovers that the representations set forth in this Section 3.2(l) ceases to be true, and to provide the Company with appropriate information in connection with any such change. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law.

(m) Report of Exempt Distribution. The Company is required to file a report of trade with all applicable securities regulators containing personal information about the Purchaser and, if applicable, any disclosed principal for whom the Purchaser is contracting under this Agreement (a “Disclosed Beneficial Subscriber”) for the Purchased Shares. This report of trade will include the full legal name, residential address, telephone number and email address of each Purchaser or Disclosed Beneficial Subscriber, the number and type of securities purchased, the total purchase price paid for such securities, the Closing Date and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase, including how the Purchaser or Disclosed Beneficial Subscriber qualifies for such exemption. In Ontario, this information is collected indirectly by the securities regulatory authority or regulator in the applicable jurisdiction under the authority granted to it under, and for the purposes of the administration and enforcement of, the securities legislation of such jurisdiction. In Ontario, this information is collected indirectly by the Ontario Securities Commission. Any Subscriber may contact the Inquiries Officer at the Ontario Securities Commission at 20 Queen Street West, 22nd Floor, Toronto, Ontario, M5H 3S8 or by telephone at (416) 593-8314 for more information regarding the indirect collection of such information by the Ontario Securities Commission. By completing this Agreement, the Purchaser authorizes the indirect collection of the information described in this Section 3.2(m) by all applicable securities regulators and consents to the disclosure of such information to the public through the filing of a report of trade with all applicable securities regulators.

Article IV

REGISTRATION RIGHTS

Section 4.1 Piggyback Registration. Following the second anniversary of the date of this Agreement, if Scooby Aggregator at any time proposes to file or amend a Shelf Registration Statement, then as soon as practicable (but in no event less than three Business Days prior to the proposed date of filing or amendment of such Shelf Registration Statement), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or amendment to the Purchaser, and such Piggyback Notice shall offer the Purchaser the opportunity to register under such Shelf Registration Statement such number of Registrable Securities the Purchaser may request in writing (a “Piggyback Registration”); provided, however, the Purchaser may not request to register more than fifty percent of the Purchaser’s Registrable Securities until the third anniversary of the date of this Agreement. Subject to compliance by the Purchaser with resale restrictions under applicable Canadian securities laws, the Company shall include in such Shelf Registration Statement, all such Registrable Securities that are validly requested to be included therein; provided, however, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Shelf Registration Statement filed or amended in connection with such Registration, the Company determines for any reason not to register or to delay Registration of such securities, the Company shall give written notice of such determination to the Purchaser and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration, and (ii) in the case of a determination to delay Registration, shall also be permitted to delay registering any Registrable Securities. The Purchaser shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw prior to such Registration the securities being registered in such Piggyback Registration.

Article V

OTHER AGREEMENTS OF THE PARTIES

Section 5.1 Transfer Restrictions. Notwithstanding any other provisions of Articles IV and V, the Purchaser understands and agrees that the Purchased Shares may not be resold, disposed, transferred, pledged, encumbered or otherwise disposed of by the Purchaser except pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. The Purchaser understands and agrees that the Purchased Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Purchaser may not be able to readily resell the Purchased Shares and may be required to bear the financial risk of an investment in the Purchased Shares for an indefinite period of time. In addition, the Purchaser acknowledges and agrees that any resale of the Purchased Shares will be subject to resale restrictions contained in applicable Canadian securities laws, and the Purchaser acknowledges and agrees that the Purchaser is solely responsible (and the Company is not in any way responsible) for the compliance with applicable resale restrictions.

Section 5.2 Additional Information, Further Assurances. The Company may request from the Purchaser such additional information as the Company may reasonably deem necessary in connection with the transactions contemplated by the Transaction Documents, and the Purchaser shall provide such information as may be reasonably requested. The parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in connection with the transactions contemplated by this Agreement.

Section 5.3 Certain Trading Activities. The Purchaser shall not engage, directly or indirectly, in any transactions in the Company’s securities (other than pursuant to the Transaction Documents or other agreements entered into between Murphy and the Company) during the period from the date hereof until the transactions contemplated by this Agreement are first publicly announced by the Company. The Purchaser acknowledges that the Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any direct or indirect purchases or sales in the securities of the Company (including, without limitations, any short sales involving the Company’s securities) since the time that the Purchaser was first contacted by or on behalf of the Company or any other Person regarding the investment in the Company contemplated by this Agreement.

Section 5.4 Legends. The Purchaser understands and agrees that the Company may place the legend set forth below (or a substantially similar legend) on any book-entry account with the Transfer Agent evidencing the Purchased Shares:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) MAY 13, 2024, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE SECURITIES LAWS.

Section 5.5 Standstill. From the date hereof until the date 12 months after the Separation Date (such period, the “Restricted Period”), neither Murphy nor any of his Representatives (acting on Murphy’s behalf) shall in any manner, directly or indirectly, (i) publicly effect or seek, offer or propose to effect, or announce any intention to effect or cause or participate in or in any way assist or encourage any other person to effect or seek, offer or propose to effect or participate in, (A) any tender or exchange offer, merger or other business combination involving the Company or any of its affiliates; (B) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its affiliates; or (C) any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) or consents to vote any voting securities of the Company or any of its affiliates; (ii) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any voting securities of the Company or any of its affiliates or otherwise act in concert with any person in respect of any such securities; (iii) otherwise act, alone or in concert with others, to seek to control, advise, change or influence the management, Board of Directors, governing instruments, shareholders, policies or affairs of the Company or any of its affiliates (except for Murphy to perform his duties as the Executive Chairman of the Board of Directors or in any other position mutually agreed between Murphy and the Company); (iv) enter into any discussions or arrangements with any third party with respect to any of the foregoing; or (v) make any public disclosure, or take any action that might force the Company, any of its affiliates or any other person to make any public disclosure, with respect to the matters set forth in this Section 5.5. Murphy and his Representatives (acting on Murphy’s behalf) also agree during the Restricted Period not to request the Company (or any of its representatives), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence). For the avoidance of doubt, none of the provisions set forth in this Section 5.5 intend to restrict Murphy from purchasing shares of the Class A Common Stock on the open market so long as such purchases do not violate any trading policies of the Company applicable to Murphy, any other agreements between Murphy and the Company, or any applicable securities laws.

Article VI

MISCELLANEOUS

Section 6.1 Fees and Expenses. Except as otherwise agreed by the parties in writing, each of the Company and the Purchaser shall pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Shares to the Purchaser. The Purchaser shall be responsible for all other tax liabilities that may arise as a result of holding or transferring the Purchased Shares purchased by it.

Section 6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three Business Days after mailing; or (ii) if mailed by Federal Express, UPS or other overnight courier service that is nationally recognized in the United States, next business morning delivery, then one Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a Business Day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

The address for such notices and communications shall be as follows or such other address as may be designated in writing hereafter, in the same manner, by such Person:

If to the Company:

Petco Health and Wellness Company, Inc.

10850 Via Frontera

San Diego, California 92127

Telephone: (858) 453-7845

Attention: Chief Legal Officer

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Telephone: (212) 351-4000

Email: HTucker@gibsondunn.com; Clang@gibsondunn.com

Attention: Harrison Tucker; Christopher Lang

If to the Purchaser: To the last address provided by the Purchaser in writing to the Company.

Section 6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by any of the parties to this Agreement without the written consent of the other party except in the case of the Company, to a successor in the event of a Fundamental Transaction.

Section 6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.8 Survival. Subject to applicable statute of limitations, the representations, warranties agreements and covenants contained herein shall survive the Closing and the delivery of the Purchased Shares notwithstanding any subsequent disposition or exchange of the Purchased Shares.

Section 6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.11 Replacement of Shares. If any certificate or instrument evidencing any Purchased Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Purchased Shares. If a replacement certificate or instrument evidencing any Purchased Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.12 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the laws of a different jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the

Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any other state or federal court located in the State of Delaware, (b) hereby irrevocably and unconditionally waives, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, (i) any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court, or (ii) that any such proceeding in any such court is brought in an inconvenient forum or the venue of such proceeding is improper and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

PETCO HEALTH AND WELLNESS COMPANY, INC.

By:	/s/ Brian LaRose
Name:	Brian LaRose
Title:	Chief Financial Officer

PURCHASER:

GSSB CORPORATION

By:	/s/ Glenn Murphy
Name:	Glenn Murphy
Title:	Authorized Signatory

Solely for purposes of Article IV:

SCOOBY AGGREGATOR LP

By: Scooby Aggregator GP, LLC, its General Partner

By:	/s/ Nishad Chande
Name:	Nishad Chande
Title:	Authorized Signatory

Signature Page to Stock Purchase Agreement

Schedule A

Lock-Up Agreement

(See attached.)

Schedule B

Accredited Investor Certificate

(See attached.)